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                                                                     EXHIBIT 5.1

[GORSUCH KIRGIS, LLP LETTERHEAD]


                                 April 27, 2000

Precision Standard, Inc.
1943 North 50th Street
Birmingham, Alabama 35212

  Re: Precision Standard, Inc. Registration Statement on Form S-3 - 300,000 Shares of Common Stock, Par Value $0.0001 Per Share

Ladies and Gentlemen:

        In connection with the registration of 300,000 shares of Common Stock, par value $0.0001 per share (the "Stock"), under the Securities Act of 1933, as amended, by Precision Standard, Inc., a Colorado corporation (the "Company"), on the Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission on or about April 28, 2000, you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, pledge and potential sale of the Stock. For purposes of this opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the Colorado Business Corporations Act, including reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing, it is our opinion that the Stock has been duly authorized, validly issued and, upon foreclosure pursuant to the terms of the Settlement Agreement and Release and the Stock Pledge Agreement between the Company, Pemco World Air Services A/S in Bankruptcy, a Danish corporation, and Sterling Airways A/S in Bankruptcy, a Danish corporation, dated March 28, 2000, will be fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                      Very truly yours,

                                                      /s/ Gorsuch Kirgis LLP